UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2009

WEST CANYON ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-130673	20-8756823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 – 113, Houston, TX	77070-26133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 378-1563

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

On January 19, 2009 we announced that we have completed rig mobilization and have begun drilling the Montmello 1 exploration well, within the Talora Block, which lies just southwest of Bogota, Colombia. The Montmello 1 well will be drilled to a total depth of 4,640ft and targeting the La Tabla (Monseratte) Formation. Our company holds a 20% participation stake through our wholly-owned subsidiary PetroSouth Energy Corp.

We have also completed our 70km 3D seismic shoot in our Buenavista Block and are currently evaluating this new information for two new drilling locations. The two well packages will consist of one development well and one exploratory well to begin drilling operations by the end of the first quarter in 2009.

We have repurchased our interest back from Cobra Oil and Gas in the North Semitropic project located in the San Joaquin Basin, Kern County, CA.

Item 9.01	Financial Statements and Exhibits

99.1	News release dated January 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CANYON ENERGY CORP.

/s/ Shane Reeves
Shane Reeves
President

Date: January 20, 2009